EXHIBIT 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by Two Harbors Investment Corp. (the “Company”) in connection with the issuance and sale of 12,500,000 shares of the Company’s common stock, $0.01 par value per share, other than underwriting discounts and commissions.  All fees, except the NYSE Amex listing fee, are estimates.

SEC registration fee (pro rata)*	10,000
Printing and distribution fees	10,000
Legal fees and expenses (inc. Blue Sky fees)	100,000
Accounting fees and expenses	75,000
FINRA fee (pro rata)**	10,067
Misc ***	44,933
250,000

*   On November 1, 2010, the Company filed with the Securities and Exchange Commission (the “SEC”) a “shelf” Registration Statement on Form S-3 for the registration of an unspecified number of its securities, including common stock, for a maximum aggregate offering amount of $750,000,000 (the “Shelf Registration Statement”). A registration fee in the amount of $53,475 was previously paid to the SEC in connection with the initial filing of the Shelf Registration Statement.  The registration fee has been allocated on a pro-rata basis assuming full use of the Shelf Registration Statement.

**   A filing fee in the amount of $75,500 was paid to the Financial Industry Regulatory Authority, Inc. in connection with the Shelf Registration Statement.  The fee has been allocated on a pro-rata basis assuming full use of the Shelf Registration Statement.

***Includes a $20,000 fee for listing of the securities offered paid to NYSE Amex.